ASSET DISTRIBUTION AGREEMENT

THIS AGREEMENT made as of the 10th day of December, 2003.

BETWEEN:

SPECTRE INDUSTRIES INC., 6 – 260 East Esplanade, North Vancouver, British Columbia, V7L 1A3

(hereinafter called the “Parent”)

OF THE FIRST PART

AND:

SPECTRE HOLDINGS INC., 6 – 260 East Esplanade, North Vancouver, British Columbia, V7L 1A3

(hereinafter called the “Subsidiary”)

OF THE SECOND PART

WITNESSES THAT WHEREAS:

A.                         The Parent is the registered and beneficial owner of all of the issued and outstanding shares in the capital of the Subsidiary;

B.                          The Parent and the Subsidiary desire to provide for a rollover of the assets of the Parent to the Subsidiary;

C.                          The Parent and the Subsidiary desire to have all of the property, assets and undertaking of the Parent as a going concern distributed to the Subsidiary, in trust, pending approval of the shareholders of the Parent;

D.                         On receipt of shareholder approval, all of the property, assets and undertaking of the Parent will be distributed to the Subsidiary; and

E.                          The Parent has agreed to distribute to the Subsidiary all of the property, assets and undertaking of the Parent as a going concern.

THEREFORE in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the parties hereto agree as follows:

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1.            Upon execution of this Agreement, the Parent hereby distributes to the Subsidiary all of the property, assets and undertaking of the Parent as a going concern, to be held in trust by the Subsidiary to the benefit of the Parent until the Closing Date (as hereinafter defined).

2.            On the Closing Date (as hereinafter defined) the Parent will distribute all of its assets to the Subsidiary free and clear of all liens, claims, charges, encumbrances, charters or restrictions whatsoever, at their cost to the Parent, and the Subsidiary will assume all liabilities and obligations of the Subsidiary.

3.            The “Closing Date” shall be the date of shareholder approval of the shareholders of the Parent to the distribution contemplated herein.

4.            This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the 10th day of December, 2003.

SPECTRE INDUSTRIES INC.

per:

/s/ Ian S. Grant

Authorized Signatory

SPECTRE HOLDINGS INC.

per:

/s/ Ian S. Grant

Authorized Signatory

This is page 2 of the Asset Distribution Agreement between Spectre Industries Inc. and Spectre Holdings Inc. dated the 10th day of December, 2003.

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